EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended September 30, 2007 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., general partner

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Senior Vice President of Accounting and Finance November 14, 2007

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